GARB OIL & POWER CORPORATION
OPTION SUBSCRIPTION FORM

Date: ________________________________

Name of Holder: _____________________________

Number of Shares Exercised: __________________________

Purchase Price per Share: ______________________________

Closing ask price for each trading day for prior ten trading days prior to date of exercise.

Date	Closing Ask Price	Date	Closing Ask Price
_____	__________	_____	__________
_____	__________	_____	__________
_____	__________	_____	__________
_____	__________	_____	__________
_____	__________	_____	__________

Average closing ask price: _________
Multiplied by one tenth: _________ equals Purchase Price

Total Purchase Price: _________________________________

Number of Shares Remaining under Option: ______________________________

Signature: ____
Guarantee or Certification

Purchase Price approved and Agreed to by Company Officer.

Date: _________________ Company Officer: ______________________________
Name and Title